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                                                                     EXHIBIT 5.1

                  [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                              May 23, 1996


Etec Systems, Inc.
26460 Corporate Avenue
Hayward, CA 94545


     Re:  Registration Statement on Form S-1


Ladies and Gentlemen:

     We are acting as counsel for Etec Systems, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,290,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (including 690,000 shares subject to the underwriters' over-allotment option), of which 1,190,000 are authorized but heretofore unissued shares to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such shares of Common Stock. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement."

     We are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our
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Etec Systems, Inc.
May 23, 1996
Page 2


name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                          Very truly yours,



                                          /s/ Pillsbury Madison & Sutro LLP